SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-SEQUA CORP PFD

                    GAMCO INVESTORS, INC.
                                 6/11/03            2,300            76.0500
                                 5/23/03              500            76.0000
                                 5/14/03              100            74.0000
                                 5/14/03              500-           74.9500
                                 5/06/03              800            73.1250
                                 4/28/03            3,000            74.5000
                                 4/28/03            4,000-           74.5000
                     GABELLI FUNDS, LLC.
                         GABELLI CONVERTIBLE FUND
                                 4/28/03            2,000            74.5000


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.